SUBLEASE AGREEMENT


BETWEEN


AMERICAN CAST IRON PIPE COMPANY,


AND


L.B. POSTER COMPANY

Dated as of December 11, 1991

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TABLE OF CONTENTS


ARTICLE 1. PREMISES AND TERM  . .  . . . .2

ARTICLE 2. CONSTRUCTION OF IMPROVEMENTS       2
ARTICLE 3. TENANT'S POSSESSION .. . . . . . .3
(a) Commencement Date. . . . . . 3
(b) Fixed Commencement Date ..............o    3
(c) Tenant Fixtures .......................    3
(d) Completion Date . . . . .  .

ARTICLE 4. TENANT'S SURRENDER OF PREMISES . . . . . . . . . 4

ARTICLE 5. TENANT'S USE. . . . . . . . . . . . . . . . . . .5

ARTICLE 6. RENT             . . . . . . . . . . . . . .6

 (a) Basic Rent .......................................6

(b) Additional Rent . . . . . . . .. . . . . . . . . ..6
(c) Gross Revenues                                     7
(d) Method of Payment of Additional Rent                7
(e) Quarterly Statements                                 8
(f)Disputed Amounts . . . . . . . . . . . . . . . . . . 10
(g) Operation of Business                                11

ARTICLE 7. PROPERTY TAXES                                11

 (a) Real Property Tax ..................................11
 (b) Personal Property Taxes                             11

ARTICLE 8. INSURANCE. . . . . . . . . . . . . . . . . . 11

(a) Types of Insurance 11 (i) All Risks of Physical Loss or Damage 11
        (ii) Liability                                   12
        (iii) Boiler                                     13
        (b) Policies and Carriers                        13
        (c) Policies and Certificates                    13
        (d) Prior Notice   . . . . . . . . . . . . . . . 14

ARTICLE 9. UTILITIES                                     14
ARTICLE 10. ASSUMPTION OF RISK                           14
ARTICLE 11. HAZARDOUS MATERIAL: INDEMNITY 15
ARTICLE 12. SIGNS                                        18
ARTICLE 13. MAINTENANCE AND REPAIRS . . . . . .18
ARTICLE 14. FIRE OR OTHER CASUALTY LOSSES 20

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ARTICLE 15. EMINENT DOMAIN .        .21

 (a) Condemnation . . . . . . . . . . 21 21
 (b) Sublease Termination ............................................21
 (C) Partial Condemnation ...........................................22
(d) Restoration .....................................................23
 (e) Substantially All Of Premises ..............................24
(f) Rent During Arbitration .....................................24


 ARTICLE 16. DEFAULT ................. ................................25

 (a) Events of Default ................................................25
 (i) Rent Default .....................................................25

(ii)Abandonment........................................................25

 (iii) Insolvency .................... ................................25

 (iv) Mechanic's Lien or Other Claims .................................26

 (v)      Assignment or Subleasing . . . . .          . . . . . . .    26

 (b) Remedies .........................................................27
 (c) Expense Reimbursement ............................................28
 (d) No Waiver ....................................................... 29

 (e)Cumulative Remedies..............................................30

 (f) Tenant's Failure to Take Possession ............................30


 ARTICLE 17. NON-DISTURBANCE.........................................30

 ARTICLE 18. WAIVER .................................................30
 ARTICLE 19. SUBORDINATION AND ATTOENMENT .......................... 31
(a) Subordination ...................................................31
(b) Nondisturbance ..................................................31
(c) No Recording of Sublease by Tenant ..............................31
(d) Attornment ......................................................32
(e) Estoppel Certificate ............................................32
ARTICLE 20. ABANDONMENT .............................................33
ARTICLE 21. ASSIGNMENT AND SUBLEASING ...............................33
ARTICLE 22. AUTOMATIC RENEWAL ...................................... 34
ARTICLE 23. COVENANT OF QUIET ENJOYMENT .............................34

 ARTICLE 24. APPLICABLE LAWS AND NECESSARY LICENSES .................35


ARTICLE 25. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS . ............. 36


ARTICLE 26. LEGAL COSTS                     .........................37

 (a) Legal Proceedings ..............................................37

 (b) Landlord's Consent................................... . . . . . 38


ARTICLE 27. RIGHT OF ENTRY     ......................                38


ARTICLE 28. RESERVATION OF EASEMENTS                                 38

ARTICLE 29. ARBITRATION .                                            39
ARTICLE 30. INDEMNITY                                                40
ARTICLE 31. NOTICES.                                                 41

 ARTICLE 32. NO BROKER                                               42

 ARTICLE 33. GOVERNING LAW                                           42

ARTICLE 34. BINDING EFFECT                                           42

ARTICLE 35. RELATIONSHIP OF PARTIES                                  42
ARTICLE 36. CAPTIONS FOR CONVENIENCE . . . .          . .            42
ARTICLE 37. ENTIRE AGREEMENT . .                      . .            42
ARTICLE 38. COUNTERPARTS                                             42

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT made and entered into this 11th day of December, 1991, by and between AMERICAN CAST IRON PIPE COMPANY, a Georgia corporation (hereinafter referred to as "Landlord"), and L.B. FOSTER COMPANY, a Delaware corporation (hereinafter referred to as "Tenant").


W I T N E S S E T H:

WHEREAS, pursuant to the provisions of a lease agreement dated

November 25,1991 and recorded in the office of the Judge of Probate of Jefferson County, Alabama in Real Property Volume 4150 Page 449 et seq. (hereinafter referred to as the "Prime Lease") between Landlord and the Industrial Development Board of the City of Birmingham (hereinafter referred to as the "Prime Landlord"), Landlord leased from the Prime Landlord certain real property located in Birmingham, Alabama described in Exhibit A hereto (hereinafter referred to as the "demised premises"); and

WHEREAS, Tenant desires to Sublease from Landlord, and Landlord desires to sublease unto Tenant, the demised premises, which premises are more particularly described below; and

WHEREAS, Tenant shall use the demised premises for the purpose of coating pipe manufactured by Landlord and other purposes directly related thereto, and for no other purpose without the written consent of the Landlord.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual undertakings, covenants, promises and agreements herein contained, and for other good and valuable consideration, receipt of which is acknowledged, Landlord and Tenant agree as follows:

ARTICLE 1 PREMISES AND TERM Landlord hereby subleases to Tenant, and Tenant does sublease and take from Landlord, the demised premises as described on Exhibit "A" attached hereto and made a part hereof, together with the building and other improvements to be erected upon the demised premises.

TO HAVE AND TO HOLD the said demised premises, together with all and singular the improvements thereunto belonging or in any manner appertaining, unto Tenant for a term commencing on the Commencement Date set forth in Article 3 hereof, and continuing thereafter to and including the date three (3) years from the first day of the first month immediately following such Commencement Date, subject, however, to extension and renewal as provided in Article 25 hereof.

ARTICLE 2 CONSTRUCTION OF IMPROVEMENTS Landlord agrees to construct or cause to be constructed a building and other improvements on the demised premises, in accordance with the preliminary plans and specifications prepared by American Cast Iron Pipe Company's Engineering Department, and dated 7/8/91, 7/23/91, 7/25/91, and 8/14/91, copies of which are attached hereto and incorporated herein as Exhibit "B" and initialed by Landlord and Tenant, which plans and specifications the parties have carefully reviewed and specifically approved. Tenant shall make no alteration or addition to the demised premises without the express written consent of Landlord.

ARTICLE 3         TENANT'S POSSESSION

(a) Commencement Date The Commencement Date shall be the earlier of (i) the date on which the Landlord's representative responsible for supervising construction shall certify in writing to Landlord or the Prime Landlord that the building is substantially complete and ready for use (except for the personal property required to be installed or supplied by Tenant), or (ii) the date of the issuance by the appropriate governmental authority of a temporary certificate of occupancy for the entire building, or (iii) the date on which Tenant commences business in the building.

(b) Fixed Commencement Date After the Commencement Date has been determined, and upon the demand of either Landlord or Tenant, the parties hereto will execute a written declaration in recordable form expressing the specific commencement and termination dates of the term of this Sublease.

(C) Tenant Fixtures Tenant shall have the right prior to the Commencement Date to enter upon the demised premises at reasonable times for the purpose of installing the furnishings, fixtures and equipment necessary or desirable for Tenant to conduct its business operations, provided that Tenant shall assume full risk of damage to any such property placed in, on or about the demised premises except to the extent such damage is caused by Landlord's negligence.

(d) Completion Date Landlord shall use its reasonable best efforts to cause the building to be ready for occupancy by Tenant on or before December 20, 1991. Landlord shall not be liable to Tenant if Landlord is unable to have the building ready for occupancy by such date, and Landlord's nondelivery of possession to Tenant on such date shall not affect this Sublease or the obligations of Tenant under this Sublease; provided, however, that at Tenant's option this Sublease shall be deemed null and void if the Commencement Date does not occur on or before February 3, 1992. In the event the Sublease is declared null and void, Tenant shall have sixty (60) days to remove its property from the demised premises.

          ARTICLE 4 TENANT'S SURRENDER OF PREMISES Upon the expiration or earlier termination of this Sublease, Tenant shall surrender to Landlord the demised premises, including all buildings, replacements, changes, additions, and improvements thereon, except fixtures, machinery, equipment and other items of personal property that were furnished or paid for by Tenant, clean and in good order, condition and repair, reasonable wear and tear excepted. Tenant may remove any items of personal property that were furnished or paid for by Tenant on the condition that Tenant repair to Landlord's reasonable satisfaction, at Tenant's sole cost and expense, any physical damages to the premises caused by any such removal of Tenant's property. The right granted Tenant in this Article shall not include the right to remove any plumbing or electrical fixtures, or heating or air conditioning equipment, floor coverings that have been glued or fastened to the floors, or any paneling, tile, or other materials that have been attached to the walls or ceilings all of which shall be deemed to constitute a part of the freehold, and as a matter of course, shall not include the right to remove any fixtures or machinery that were furnished or paid for by Landlord. Any trade fixtures or other personal property belonging to Tenant, if not removed within sixty (60) days after such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such fixtures or property from the demised premises and store them at Tenant's risk and expense, and Tenant agrees to pay all necessary costs and expenses thereby incurred. Tenant shall repair and restore, and save Landlord harmless from, all damage to the demised premises caused by such removal, whether by Tenant or reasonably by Landlord. Landlord agrees that Tenant shall have access to the demised premises for sixty (60) days after lease termination for the purpose of removing Tenant's property.

ARTICLE 5 TENANT'S USE Tenant shall use the demised premises for conducting its business of applying a coating to pipe manufactured only by Landlord, storing and distributing such pipe and purposes directly related thereto, and for no other purpose without written consent of the Landlord. Tenant shall not use the demised premises for the purpose of storing, distributing or coating pipe manufactured by others.

ARTICLE 6 RENT

(a) Basic Rent The basic annual rent for the demised premises is $120.00, payable by Tenant monthly in advance in equal installments of $10.00 each on the last day of every month during the Sublease term, or as otherwise mutually agreed (the "Basic Rent"). In addition to the Basic Rent, Tenant shall pay additional rent, based upon a percentage of Tenant's gross revenue from business operations conducted on the demised premises, as hereinafter set forth.

(b) Additional Rent

(i) During the first Sublease Year (as hereinafter defined), in addition to the Basic Rent, Tenant shall pay to Landlord an additional rent for the demised premises ("Additional Rent") equal to 3.5% of gross revenues (as hereinafter defined) earned in the coating of 10"-l6" pipe, and equal to 6% of gross revenues earned in the coating of 18"-24" pipe, by Tenant in the demised premises, subject to adjustments under 7 (b) (ii) below. As used herein the term "Sublease Year" means the period of 12 consecutive months commencing on the Commencement Date, and on each annual anniversary of the Commencement Date during the term of this Sublease. The parties may, for any particular project, adjust the percentage of gross revenues used to calculate additional rent pursuant to a written agreement executed by both parties.

(ii) During each subsequent Sublease Year, in addition to the Basic Rent, Tenant shall pay to Landlord an Additional Rent for the demised premises equal to a mutually agreed upon percentage of Tenant's gross revenues earned by Tenant's pipe coating operations conducted in the demised premises.

If Tenant and Landlord are unable to agree upon a mutually acceptable percentage of gross revenues to be paid by Tenant as Additional Rent at least ninety (90) days prior to commencement each succeeding year to which such percentages shall apply, the following shall apply for the following year. If the Additional Rent paid by Tenant to Landlord in the previous Sublease year is less than $300,000.00 then the percentages set forth in subparagraph (i) above shall increase by one-half of one percent. If Additional Rent paid by Tenant to Landlord in the previous Sublease year is $300,000.00 or greater, then the percentages shall be reduced by one-half of one percent.

(C) Gross Revenues The term "gross revenues" shall mean Tenant's revenues from pipe coating operations conducted in the demised premises, including, but not limited to, all sales, income from services, service charges, fees charged by Tenant, including without limitation storage fees and distribution fees, and loadout charges on shipments by truck, whether such coating is performed for Landlord or others, and whether paid or unpaid (it being agreed that all risks of credit shall be borne by Tenant). The term "gross revenues" shall not include load-out charges on shipments by rail car; freight; taxes; and as a matter of course, the revenues derived or attributable to the sales price of pipe.

          (d) Method of Payment of Additional Rent The Additional Rent shall be paid to Landlord in the following manner:

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(i) If the gross revenues on which the Additional Rent is based are derived from the coating of pipe for Landlord, Landlord shall deduct the Additional Rent from Landlord's payment of Tenant's invoices in the month following the month in which the coating services were performed;

(ii) If the gross revenues on which the Additional Rent is based are derived from the coating of pipe for one of Landlord's customers other than Tenant, Tenant shall pay the Additional Rent to Landlord on the last day of the calendar month following the calendar quarter in which such coating services were performed, and gross revenues shall be determined by the prices shown on the customer's purchase order to Tenant; and

(iii) If the gross revenues on which the Additional Rent is based are derived from the coating of pipe manufactured by Landlord and purchased by Tenant for resale to others, Tenant shall pay the Additional Rent to Landlord on the last day of the calendar month following the calendar quarter in which Tenant invoices its customer for the pipe and/or coating services, and gross revenues shall be based on coating prices mutually agreed upon at time of pipe order placement by Tenant to Landlord.

(e) quarterly Statements

(i) Within thirty (30) days after the end of each calendar quarter during the Sublease term, Tenant shall furnish to Landlord a verified, detailed statement certified as to its accuracy by an officer of Tenant, setting forth the amount of gross revenues of Tenant from coating operations during the preceding quarter, showing the amount of Additional Rent required to be paid by Tenant for such quarter, and providing a breakdown of the calculations of the Additional Rent. Simultaneously with the delivery of such statement, Tenant shall pay to Landlord all such Additional Rent other than the Additional Rent to be deducted by Landlord from Tenant's invoices. Tenant shall keep a full and accurate set of records adequately showing the amount of gross revenues arising out of operations conducted on the demised premises each month during the Sublease term.

(ii) Landlord and its duly authorized representatives shall have the right to inspect and to audit Tenant's books, records and other supporting data at all times during the term of this Sublease during normal business hours for the purpose of verifying any statement within two (2) years after it is submitted, and Tenant agrees (absent forces majeure) to keep and to preserve such books and records for at least two (2) years after the end of each Sublease Year. If an inspection accurately discloses that further Additional Rent is owed by Tenant, the Tenant will immediately deliver its payment of the Additional Rent. The acceptance by Landlord of Additional Rent shall not be deemed a waiver of its rights to claim further Additional Rent after a review and inspection of Tenant's books and records.

(iii) If the inspection or audit made by Landlord of Tenant's books and records accurately discloses an understatement of gross revenue in Tenant's certified quarterly statement in an amount sufficient to result in an error of 5% or more in underpayment of Additional Rent, then Tenant shall bear the reasonable cost of such inspection or audit. If Tenant shall fail to cause to be delivered to Landlord a certified quarterly statement at the times and in the manner herein provided, Landlord may give Tenant ten (10) days' written notice of such default and of its intention to end the term of this Sublease and thereupon, at the expiration of such notice period, the term of this Sublease shall expire as fully and completely as if that were the date herein fixed for the expiration of the term, if Tenant has not cured such default within the ten day period.

(f) Disputed Amounts If Landlord is not satisfied with any monthly statement submitted to it by Tenant, including, but not limited to, the competitive market value of the coating services referred to in paragraph (d) (iii) above, Landlord shall notify Tenant in writing to that effect within 30 days after Tenant's monthly statement is delivered to Landlord. If notice is not given by Landlord within the period of 30 days, the statement shall be deemed accepted and approved by it. If the parties are unable to resolve a dispute over a monthly statement within ten (10) days of the giving of notice of the dispute by Landlord, then the senior executive officers of Tenant and Landlord shall attempt to reach a mutually acceptable resolution within seven (7) days thereafter. If no resolution is reached within the 7-day period, the dispute shall be determined by arbitration in accordance with the provisions of this Sublease.

(g) Operation of Business At all times on and after the commencement of this Sublease, Tenant shall conduct its business in a reputable manner and with adequate staff. If the facility is not being operated for reasons other than lack of business from Landlord, this Sublease may be terminated at the option of either party.

ARTICLE 7 PROPERTY TAXES

(a) Real Property Tax Landlord agrees to pay all real property taxes and/or assessments on the demised premises which become due during the term of this Sublease. Tenant shall pay any license fee, license tax, or business license fee imposed by any taxing authority against the demised premises and any tax on the Landlord's right to receive, or the receipt of, rent or income from the demised premises or against Landlord's business of leasing the demised premises; provided, however that Tenant shall not be liable to pay any income taxes imposed on Landlord.

(b) Personal Property Taxes Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment, and all other personal property belonging to Tenant and located on the demised premises.


ARTICLE 8 INSURANCE

(a) Types of Insurance

(i) All Risks of Physical Loss or Damage During the term of this Sublease! Tenant shall reimburse Landlord for the amount of the annual premium paid by Landlord to maintain insurance on the demised premises against all risks of physical loss or damage as provided by the insurance. The insurance shall be maintained in an amount at all times not less than 100% of the full insurable value thereof, subject to a deductible of $25,000.00 per occurrence. The term "full insurable value" shall mean actual replacement value of the building. Full insurable value shall be determined from time to time, but not more frequently than once in any twelve calendar months, at the request of Landlord by the insurer or, at the option of Landlord, by an appraiser, engineer, architect, or contractor who shall be mutually acceptable to Landlord and the Prime Landlord. The Landlord shall be the named insured and the Prime Landlord shall be an additional named insured. All payments for loss shall be paid to Landlord for any damages to the premises. Tenant agrees to pay Landlord the replacement value of any physical loss or damage to the building that is, by virtue of the deductible only, not covered by insurance.

(ii) Liability. During the term of this Sublease, Tenant shall, at its sole expense, provide and keep in force standard commercial general liability insurance protecting and indemnifying Tenant, Landlord, and the Prime Landlord against claims of the kind typically covered under such standard commercial general liability insurance for damages to person or property or for loss of life or of property occurring upon, in, or about the demised premises, and the street, gutters, sidewalks, or curbs adjacent thereto. Limits of $5,000,000 in respect to injuries to any one person, or any one accident or disaster or incident or occurrence of negligence for any bodily injury and/or property damage are to be maintained. The Prime Landlord and the Landlord shall be additional named insureds as owners and lessors of the premises.

(iii) Boiler. Boiler insurance if and when the demised premises contain a boiler or boilers, in the amounts which may be required under the terms of the Prime Lease. However, Foster will not be required to obtain boiler insurance in an amount in excess of $2,000,000.

(b) Policies and Carriers All insurance provided for in paragraph (a) hereof shall be effected under standard form policies issued by insurers of recognized responsibility, which are rated A or A+ by A.M. Best Company with a minimum financial rating of Class IX.

(c) Policies and Certificates Certificates of insurance shall be delivered to Landlord. Tenant shall pay all premiums for all policies required pursuant to paragraph (a) hereof and, at least 30 days prior to the expiration of each such policy, Tenant shall pay the premium for the renewal of each such policy and furnish to Landlord for exhibition to the Prime Landlord receipt (s) evidencing payment of such premium(s). Tenant shall not violate or permit to be violated any of the conditions or provisions of any policy furnished by Tenant pursuant to paragraph (a), and Tenant shall so perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing shall be willing to write such insurance.

(d) Prior Notice Each policy required by this Article, a duplicate original, a certified copy thereof, or a certificate therefor, shall contain an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days prior written notice to Landlord and the Prime Landlord.

ARTICLE 9 UTILITIES Tenant shall pay for all water, heat, gas, electricity, and other costs of utilities consumed or used by it in connection with its occupancy of the demised premises. In the event that one or more of such utilities or related services shall be supplied to the demised premises and to Landlord or one or more other tenants within the Landlord's adjacent properties without being individually metered or measured to the demised premises, Tenant's appropriate proportional share thereof shall be paid as additional rent. Where reasonably possible, all utility metering to the demised premises shall be separate and shall meter the usage in the demised premises only. Tenant's proportional share of water and sewer usage shall be 100% of the bill for the entire building.

ARTICLE 10 ASSUMPTION OF RISK Anything herein to the contrary notwithstanding, on and as of the Commencement Date as defined in Article 3, Tenant assumes full risk of damage to its property, fixtures, equipment, tools, improvements, stock, goods, wares and merchandise, that it may have in or on or about the demised premises, resulting from fire, lightning, extended coverage perils, flood and any catastrophe, regardless of cause or origin. Landlord shall not be liable to Tenant or anyone claiming by, through or under Tenant, including Tenant's insurance carrier or carriers, for any loss or damage resulting from fire, lightning or extended coverage perils or from an act of God. Landlord shall not be liable to the insurance carrier for damages insured against, either directly or by way of subrogation.



ARTICLE 11 HAZARDOUS MATERIAL INDEMNITY

(a) Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the demised premises by Tenant, its agents, employees, contractors or invitees, unless such Hazardous Material is necessary or useful to Tenant's business as conducted on the demised premises and will be used, kept and stored in a manner that complies with all laws and regulations governing any such Hazardous Material so brought upon or used or kept in or about the demised premises; however, Landlord has no obligation, and will not undertake, to insure compliance with any laws regulating the use, storage or disposal of any Hazardous Material, such compliance being the sole responsibility of Tenant. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the demised premises caused or permitted by Tenant results in contamination of the demised premises, or if contamination of the demised premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the demised premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the demised premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Sublease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the demised premises. Without limiting the foregoing, if the presence of any Hazardous Material on the demised premises caused or permitted by Tenant results in any contamination of the demised premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the demised premises to the condition existing prior to the introduction of any such Hazardous Material to the demised premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the demised premises. Notwithstanding any provision above to the contrary, Tenant shall have no liability whatsoever for preexisting conditions or for hazardous substances arising from the operations of any other person or entity, unless at the time of such operations such person or entity was an employee, agent, affiliate or independent contractor of Tenant.

(b) As used herein, the term "Hazardous Material" means any substance, material or waste which is or becomes regulated by any local governmental authority, the State of Alabama or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance that is (i) defined as a "hazardous substance" under Alabama law, (ii) petroleum, including crude oil or any fraction thereof, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1321), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq. (42 U.S.C. ss. 6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. (42 U.S.C. ss. 9601), (vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. ss. 6991 et seq., (viii) listed pursuant to Section 302(a) (2) of the Emergency Planning and Community RightTo-Know Act of 1986, 42 U.S.C. ss. 11001 et seq. (42 U.S.C. ss. 11002(a)(2)), or (ix) for
which rules have been promulgated pursuant to Section 6 of the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq. (15 U.S.C. ss. 2605).

(c) Tenant shall not install or cause to be installed any underground storage tanks.

(d) If aboveground storage tanks are employed by Tenant, such tanks shall be properly installed and protected so as to comply with all local, state and Federal requirements, laws and regulations.

(e) Tenant shall be solely responsible for obtaining any environmental permits required, including storm water runoff permits.

(f) Tenant shall not deposit or dispose of any waste material upon the surface or below the surface of the demised premises.

ARTICLE 12 SIGNS Tenant shall not erect, place, or allow to be placed any sign or advertising matter on the exterior of the building without the prior written consent of Landlord; provided, however, that Landlord hereby consents to Tenant placing such signs on the demised premises as Tenant reasonably believes appropriate to identify Tenant as the operator of the demised premises.

ARTICLE 13 MAINTENANCE AND REPAIRS It is understood and agreed that Landlord shall, at its sole cost and expense, keep and maintain during the terms of this Sublease Agreement or any extension or renewal thereof the foundation, roof, and structural support portion of the exterior of the building in proper condition and in a good state of repair. Landlord shall be responsible for the initial painting of the building and Tenant shall be responsible for painting thereafter. Landlord shall not be responsible for any maintenance or repair caused by the fault or neglect of Tenant or due to hazards and risks covered or required to be covered by insurance hereunder except as insurance proceeds are available therefor. All other maintenance and repair of said structure, including painting of exterior (other than the initial painting) and interior walls, and maintenance and repair, and replacement of equipment, shall be the sole responsibility of Tenant.

It is understood and agreed that should either party to this Agreement fail or refuse to start and to proceed thereafter with due diligence to make any repairs or maintenance as may be reasonably necessary for the purpose of fulfilling the terms and conditions of the agreements herein set forth within a reasonable length of time (not to exceed fifteen (15) days) after being notified in writing of the need thereof, that the other party hereto may make such repairs at the cost and expense of the party so failing or refusing. In the event of an emergency situation, Tenant may, in its discretion, make emergency repairs without giving written notification to Landlord, and Landlord shall reimburse Tenant for the reasonable value of the emergency repairs in the event that such repairs were the responsibility of Landlord hereunder and were not due to the fault of Tenant or Tenant's agents. The rights of Tenant hereunder specifically do not include the right to offset or deduct any amounts claimed hereunder from rentals due. Landlord reserves the right to enter upon the demised premises during business hours at any time to inspect the same and to make necessary repairs to fulfill Landlord's obligation hereunder.

ARTICLE 14 FIRE OR OTHER CASUALTY LOSSES If the demised premises should be damaged or destroyed during the Sublease term by fire or other insurable casualty without the fault of Tenant, Landlord shall repair and/or restore the same to substantially the condition it was in immediately prior to such damage or destruction, except as in this Article provided. Landlord's obligation under this Article shall in no event exceed the scope of the work required to be done by Landlord in the original construction of the building. Landlord shall not be required to, but Tenant, unless otherwise agreed by Landlord, may with due dispatch, replace or restore forthwith any trade fixtures, signs or other installations theretofore installed by Tenant. Basic Rent payable under this Sublease shall be abated proportionately according to the floor area of the demised premises which is unusable by the Tenant, but if such damage was caused by the fault of Tenant there shall be no abatement of rent. Such abatement shall continue for the period commencing with such damage or destruction and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do. If, however, the building should be damaged or destroyed by any cause so that the Landlord shall decide to demolish or to abandon, or completely rebuild the building Landlord may, within sixty (60) days after such damage or destruction, give Tenant written notice of such decision, and thereupon this Sublease shall be deemed to have terminated as of the date of the damage or destruction and Tenant shall immediately quit and surrender the demised premises to Landlord; provided, however, that Tenant shall have sixty
(60) days thereafter to remove its property from the demised premises.

ARTICLE 15 EMINENT DOMAIN

(a) Condemnation If at any time during the term of this Sublease the whole or any part of the demised premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain, Landlord shall be entitled to and shall receive any and all awards that may be made in any such proceedings; and Tenant hereby assigns and transfers to the Landlord any and all such awards that may be made to Tenant, provided, however, that Tenant shall have the right to make a separate claim with the condemning authority for the value of Tenant's property and/or moving and relocation expenses, and provided further, that such separate claims shall not reduce or adversely affect the amount of Landlord's award.

Tenant shall not be entitled to any payment based inter alia upon the value of the unexpired term of this Sublease, consequential damage to the land not so taken, fixtures, or alterations to the premises.

(b) Sublease Termination If such proceedings shall result in the taking of the whole or substantially all of the demised premises, this Sublease and the term hereof shall terminate and expire on the date of such taking, and the Basic Rent, Additional Rent, and other sinus or charges provided in this Sublease to be paid by Tenant shall be apportioned and paid to the date of such taking.

(c) partial Condemnation If less than the whole or less than substantially all of the demised premises shall be taken in such proceedings, and the part so taken shall consist only of the property surrounding the building or any part thereof, but not the building itself, this Sublease shall terminate only as to the portion of the demised premises so taken, and this Sublease shall continue for the balance of its term as to the part of the demised premises remaining and the Basic Rent and Additional Rent to be paid by Tenant after such taking for the remaining part of the demised premises shall be reduced by an amount agreed upon by Landlord and Tenant. If Landlord and Tenant are unable to agree on the amount of such reduction within 30 days after the mailing by Landlord of a written notice to Tenant that the premises have been so taken, then the reduction shall be in an amount as shall be determined by arbitration as provided in this Sublease.

If, however, the part so taken shall consist of the building or a part thereof, Tenant shall have the right to cancel and terminate this Sublease as of the date of such taking by giving to Landlord notice in writing of such election within thirty (30) days after the mailing by Landlord of a written notice to Tenant that the premises have been so taken; and the Basic Rent, Additional Rent and all other sums and charges in this Sublease provided to be paid by the Tenant shall be apportioned and paid to the date of such termination.

If Tenant shall not elect to terminate, this Sublease shall continue for the balance of its term as to the part of the demised premises remaining, and the Basic Rent to be paid by Tenant after such taking for the remaining part of the demised premises shall be reduced pro rata in the portion which the space in the building so taken bears to the entire space in the building originally demised. If Landlord and Tenant shall not agree upon the amount of such pro rata reduction within ten (10) days after the thirty day period within which Tenant may elect to cancel shall have expired, then the same shall be in an amount as shall be determined by arbitration as provided in this Sublease.

(d) Restoration If less than the whole or less than substantially all of the building shall be taken in such proceedings, and Tenant shall not elect to terminate this Sublease, Landlord shall, with reasonable dispatch, repair the remaining portion of the building so as to restore such building as a building complete in itself, but Landlord shall not be obliged to expend thereon more than the sum allowed to Landlord in such condemnation preceding for damage to the building, less all expenses incurred by Landlord in such proceeding, nor shall there be any abatement of rent during such restoration; provided, however, that if the expense of such restoration would be greater than the sum allowed to Landlord, less such expenses in the condemnation proceeding, then Landlord shall have an option, for a period of thirty (30) days after such partial taking, within which to decide whether to make the restoration or terminate this Sublease. If, within such thirty-day period, Landlord shall give written notice to Tenant of termination, this Sublease and the term hereof shall terminate and expire on the last day of the calendar month following the month in which such notice shall be given and the Basic Rent, Additional Rent, and other sums or charges in this Sublease provided to be paid by Tenant shall be paid to the date of such termination; provided, however, that if Tenant shall agree in writing, within twenty (20) days after receiving any such notice of termination from Landlord, to pay the difference by which the cost of such restoration exceeds the sum allowed to Landlord in such condemnation proceeding, less such expenses, then Landlord's notice of termination and right to terminate hereunder shall cease and Landlord shall make such restoration as hereinbefore required.

(e) Substantially All Of Premises For the purposes of this Article, substantially all of the demised premises shall be deemed to be taken if the portion of the demised premises not so taken does not constitute, or cannot be repaired or reconstructed so as to constitute, a complete plot and structure usable by Tenant as an entity for the proper conduct for its business. In the event that there shall be a dispute between Landlord and Tenant as to whether "substantially all" of the demised premises are taken, such dispute shall be submitted to and determined by arbitration as provided in this Sublease.

(f) Rent During Arbitration The rent hereunder shall not abate during any arbitration proceeding or pending any arbitration award pursuant to this Article, but an adjustment in the rent, including a retroactive adjustment for any period during which Tenant may have been deprived of the use of the building, or any part thereof, shall be made as soon as the exact amount thereof payable shall have been determined by the arbitration award.

ARTICLE 16 DEFAULT

(a) Events of Default The occurrence of any one or more of the following shall constitute a default of this Sublease:

(i) Rent Default Tenant shall fail to pay any installment of the rent on the date that the same is due and such failure shall continue for a period of ten
(10) days after the giving of notice by Landlord of written demand for such payment; provided, however, that three (3) or more successive failures to pay rent within ten (10) days of the due date thereof shall constitute an event of default without the necessity of Landlord making any written demand;

(ii) Abandonment The abandonment or vacating of the demised premises by Tenant;

(iii) Insolvency. The making by Tenant of a general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any bankruptcy law (unless, in the case of a petition filed against Tenant the same is dismissed within 60 days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets or of Tenant's interest in this Sublease, where possession is not restored to Tenant within thirty (30) days; or the attachment or the judicial seizure of substantially all of Tenant's assets or of Tenant's interest in this Sublease where such seizure is not discharged within thirty (30) days;

(iv) Mechanic's Lien or Other Claims Tenant does, or permits to be done, any act which creates a mechanic's lien or claim therefor against the demised premises provided that Tenant has 30 days to satisfy said lien;

(v) Assignment or Subleasing Assignment or subleasing of all or any portion of the demised premises without the prior written consent of Landlord; or

(vi) Breach A failure by Tenant to observe and perform any other provision of this Sublease, where such failure continues to be unremedied for thirty (30) days after written notice by Landlord to Tenant specifying the same; or if such failure cannot with due diligence be cured within a period of thirty (30) days and the continuance of such period will not subject Landlord to the risk of termination or default of the Prime Lease or foreclosure of any superior mortgage, if Tenant shall not, (1) within said thirty-day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within such thirty-day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the same, and
(iii) complete such remedy within such time after the date of the giving of said notice to Landlord as shall reasonably be necessary.

(b) Remedies Upon the occurrence of any one or more of the foregoing events of default, Landlord shall have the option to do any of the following in addition to and not in limitation of any other remedy permitted by law or by this
Sublease:

(i) Landlord shall have the immediate right to terminate this Sublease, or re-enter and attempt to relet without terminating this Sublease, and remove all persons and property from the demised premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without services of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby;

(ii) If Landlord, without terminating this Sublease, either (1) elects to re-enter and attempts to relet, or (2) takes possession pursuant to legal proceedings, or (3) takes possession pursuant to any notice provided by law, then it may, from time to time, make such alterations and repairs as may be necessary in order to relet the demised premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Sublease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the demised premises by Landlord shall be construed as an election on its part to terminate this Sublease unless a notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Sublease for such previous breach;

(iii) Should Landlord at any time terminate this Sublease for any breach, in addition to any other remedies Landlord may have, it may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the demised premises and reasonable attorney's fees;

(iv) In addition to other remedies provided for in this Sublease, Landlord shall be entitled to restraint by injunction of the violation, or attempted or threatened violation of any condition or provision of this Sublease, or to a decree specifically compelling performance of any such condition or provision.

(C) Expense Reimbursement In addition to any other remedies Landlord may have at law or equity and/or under this Sublease, Tenant shall pay upon demand all Landlord's costs, charges and expenses, including fees of counsel, agents and others retained by Landlord, incurred in connection with the recovery of sums due under this Sublease, or because of the breach of any covenant under this Sublease or for any other relief against Tenant. In the event Tenant shall bring any action against Landlord for relief hereunder and Landlord shall prevail, Tenant shall pay Landlord's reasonable attorney fees and all court costs.

(d) No Waiver. No waiver of any covenant or condition or of the breach of any covenant or condition of this Sublease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof, be construed as a waiver of such default or of Landlord's right to terminate this Sublease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder, an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such other rights or remedies as Landlord may have, shall not be construed as a waiver of such default, that Landlord may at any time thereafter, if such default continues, terminate this Sublease on account of such default or pursue any other remedy permitted by law or by this Sublease.

(e) Cumulative Remedies The rights and remedies given to Landlord by this Sublease shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive at law or in equity of the rights and remedies which Landlord might otherwise have by virtue of default under this Sublease, and the exercise of one such right or remedy by Landlord shall not impair Landlord's standing to exercise any other right or remedy.

(f) Tenant's Failure to Take Possession Tenant shall take possession and be open for business, fully equipped and staffed, within ninety (90) days of Landlord's notice to Tenant that the demised premises are ready for occupancy.

ARTICLE 17 NON-DISTURBANCE Tenant understands that other persons and entities, including Landlord, conduct businesses or reside near the demised premises. Tenant covenants and agrees to conduct its business in such a manner as to not unreasonably interfere with the occupants of surrounding properties, including Landlord. Landlord covenants and agrees to conduct its business in such a manner as to not unreasonably interfere with Tenant's operations.

ARTICLE 18 WAIVER The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Sublease, or of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach. No provision of this Sublease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.


ARTICLE 19 SUBORDINATION AND ATTORNMENT

(a) Subordination This Sublease is subject and subordinate at all times to the lien of future and existing mortgages on the demised premises, and to all renewals, modifications, consolidations and replacements of said mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver such further instruments as may be desired by the mortgagee subordinating this Sublease to the lien of all such mortgages. Tenant hereby appoints Landlord its attorney-in-fact, irrevocably, to execute and deliver any such instrument for the Tenant.

(b) Nondisturbance So long as Tenant is not in default in the payment of rent or additional rent or in the performance of any of the terms of this Sublease, the Tenant's possession of the demised premises and the Tenant's rights and privileges under the Sublease or any renewal thereof shall not be diminished or interfered with by the mortgagee.

(C) No Recording of Sublease by Tenant Tenant shall not place this Sublease on record without the consent of Landlord. At the request of Landlord, Tenant will execute a short-form memorandum of Sublease for recording purposes containing references to such provisions of this Sublease as Landlord, in its sole discretion, shall deem necessary.

(d) Attornment In the event any future or existing mortgage on the demised premises is foreclosed for any reason, and the mortgagee or purchaser at the foreclosure sale succeeds to the interest of the Landlord under this Sublease, the Tenant shall be bound to the mortgagee or purchaser, as the case may be, under all of the terms of this Sublease for the balance of the term thereof remaining with the same force and effect as if the mortgagee or purchaser were the Landlord under the Sublease, and Tenant hereby attorns to the mortgagee or purchaser as its landlord, such attornment to be effective and self-operative without the execution of any further instrument on the part of either of the parties hereto, immediately upon the mortgagee or purchaser succeeding to the interest of the Landlord under the Sublease. Notwithstanding anything herein to the contrary, Tenant shall be under no obligation to pay rent to the mortgagee or purchaser until Tenant receives written notice from the mortgagee or purchaser that it has succeeded to the interest of the Landlord under the Sublease. The respective rights and obligations of the Tenant and the mortgagee or purchaser upon such attornment shall to the extent of the then remaining balance of the term of this Sublease be the same as now set forth herein.

(e) Estoppel Certificate Tenant shall, from time to time and upon written request by Landlord, furnish Landlord a written statement, signed by Tenant and addressed to the person designated in such request, on the status of any matter pertaining to the Sublease, including that at the date of such statement (1) the provisions and conditions of the Sublease have been complied with, (ii) there are no defaults by Landlord, and (iii) the Sublease is still in full force and effect. If any or all of (i), (ii) or (iii) are not stated in the affirmative in the statement, the statement shall describe the facts and matters which Tenant alleges prevents such affirmative statement.

ARTICLE 20 ABANDONMENT Tenant shall not vacate or abandon the demised premises at any time during the term of this Sublease, nor permit the premises to remain unoccupied, for a period longer than 14 consecutive days during the term of this Sublease; and if Tenant shall abandon, vacate or surrender the demised premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant left on the demised premises longer than sixty (60) days after lease termination, shall, at the option of the Landlord, be deemed abandoned.

ARTICLE 21 ASSIGNMENT AND SUBLEASING Tenant shall not assign this Sublease (whether by operation of law or otherwise) or sublet all or any portion of the demised premises without the prior written consent of Landlord. Any purported assignment or sublease without Landlord's prior written approval shall be null and void and of no force and effect whatsoever. If any single entity or group of affiliated entities other than the present owners should ever own or control more than fifty percent (50%) of the voting capital stock of Foster, American shall have the option of canceling this Sublease. Any breach of this assignment clause by Tenant will constitute a default under the terms of this Sublease and Landlord shall have all rights and remedies available to it as set forth herein.

ARTICLE 22 AUTOMATIC RENEWAL This Sublease shall automatically renew for an additional two (2) year term ("Renewal Term") up to a maximum aggregate lease term of five (5) years from the Commencement Date (as defined in Article 3) unless terminated by either party on written notice to the other given at least ninety (90) days prior to the expiration of the initial or any such Renewal Term hereof; provided, however, that this Sublease shall not automatically renew for any Renewal Term if any default by Tenant shall exist as of the commencement date of such Renewal Term.

Any Renewal Term shall be upon the same conditions applicable during the initial term.

Notwithstanding anything in this Sublease to the contrary, this Sublease shall terminate if and when that certain Service Agreement of even date herewith between Landlord and Tenant shall terminate, such termination of the Sublease to be effective on the date on which termination of the Service Agreement is effective.

ARTICLE 23 COVENANT OF QUIET ENJOYMENT Tenant, upon paying the Basic Rent and all Additional Rent and other charges and performing all the other terms of this Sublease, shall quietly have and enjoy the demised premises during the term of this Sublease without hindrance or interference by anyone claiming by or through the Landlord, subject, however, to the reservations and conditions of this Sublease, the Prime Lease, and any fee mortgage to which this Sublease is subordinate.

ARTICLE 24 APPLICABLE LAWS AND NECESSARY LICENSES Tenant at its sole expense shall comply with all laws, orders, and regulations of federal, state, and municipal authorities, and with any lawful direction of any public officer, which shall impose any duty upon Landlord or Tenant with respect to the demised premises. Tenant, at its sole expense, shall obtain all required licenses or permits for the conduct of its business within the terms of this Sublease, and for the making of repairs, alterations, improvements, or additions, and Landlord, where necessary, will join with Tenant in applying for all such permits or licenses. Tenant is solely responsible for obtaining all air, solid waste, and water pollution control permits as required for its operation. Further, it is Tenant's responsibility to meet all environmental compliance requirements now and in the future. With respect to Tenant's operation of facility, Tenant will respond promptly to provide any corrective actions required to maintain proper compliance with any present or future environmental control regulation or permit affecting its operation; provided, however, that Tenant shall have no liability whatsoever for preexisting conditions or for the activities of any other person or entity, unless at the time of such activities such person or entity was an employee, agent, affiliate or independent contractor of Tenant.

ARTICLE 25 ALTERATIONS ADDITIONS AND IMPROVEMENTS

(a) Tenant shall not make any alterations, additions, or improvements to the demised premises without Landlord's prior written consent, except for the initial installation of equipment and fixtures and for nonstructural alterations which do not exceed Five Thousand Dollars ($5,000) in cost cumulatively over the Sublease term and which are not visible from the outside of the building. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Article upon Landlord's written request. All alterations, additions, and improvements will be accomplished in good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b) Tenant shall pay when due all claims for labor and material furnished to the demised premises. Tenant shall give Landlord at least ten (10) days prior written notice of the commencement of any work on the demised premises. Landlord may elect to record and post notices of nonresponsibility on the demised premises.

ARTICLE 26 LEGAL COSTS

(a) Legal Proceedings Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Sublease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Sublease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorney's fees and costs. Such attorney's fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands, and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (i) instituted by Tenant against any person or entity other than Landlord, or by any third-party against Tenant, or by or against any person holding any interest under or using the demised premises by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other persons;
(iii) otherwise arising out of or resulting from any act or transaction of Tenant or such other persons; (iv) necessary to protect Landlord's interest under this Sublease in any bankruptcy of or against Tenant, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

(b) Landlord's Consent Tenant shall pay Landlord's reasonable attorney's fees incurred in connection with Tenant's request for Landlord's consent for the assignment or subletting of this Sublease, or in connection with any other act Tenant proposes to do and which requires Landlord's consent.

ARTICLE 27 RIGHT OF ENTRY Landlord, the Prime Landlord, and any agents of Landlord or the Prime Landlord, may enter the demised premises at all reasonable times to examine or inspect the same, to exhibit the demised premises to potential buyers, investors, tenants or other parties, or for any other purposes Landlord or Prime Landlord deems necessary.

ARTICLE 28             RESERVATION OF EASEMENTS

(a) Landlord shall have the right to grant easements in areas of the demised premises for the installation of utilities, provided that the use of such easement areas for such purposes does not interfere substantially with the operations of Tenant's business. Tenant shall not be entitled to any compensation or abatement of rent if the use of such easement areas does not interfere substantially with Tenant's business.

(b) Landlord reserves the right to use the railroads, roads and other paths existing across the demised premises as a means of ingress and egress to and from other premises of the Landlord, by trucks, motor and other vehicles, and by persons on foot, and Landlord shall have the right for itself, its agents, servants and employees, invites, and licenses, to use such easement at any time and for any purpose on condition that such use does not substantially interfere with Tenant's operations.

ARTICLE 29 ARBITRATION Any disagreement between the parties with respect to the interpretation or application of this Sublease or the obligations of the parties hereunder shall be determined by arbitration. Such arbitration shall be conducted, upon request of either Landlord or Tenant, before three arbitrators (unless Landlord and Tenant agree to one arbitrator) designated by the American Arbitration Association and in accordance with the rules of such association. The arbitrators designated and acting under this Sublease shall make their award in strict conformity with such rules and shall have no power to depart from or change any of the provisions thereof. All arbitration proceedings hereunder shall be conducted in the county in which the demised premises are located. The award of the arbitrator shall be binding, final, and conclusive on the parties. The fees of the arbitrators and the expenses incident to the proceedings shall be borne equally between Landlord and Tenant. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for by the parties, shall be paid by the respective party engaging such counsel or calling and engaging such witnesses.

ARTICLE 30 INDEMNITY

(a) Landlord shall not be liable for any injury or damage to persons or property occurring within the demised premises, including, but not limited to, personal injury or property damage to Tenant, or to its officers, agents, employees, licensees, or invitees, unless such liability is attributable to the negligent or willful conduct of Landlord, its agents, servants, contractors, employees or licensees.

(b) Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person, firm, or corporation, arising from any work or thing whatsoever done by or on behalf of Tenant, in or about the demised premises, and will further indemnify and save harmless Landlord against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed by Tenant pursuant to the terms of this Sublease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice of Landlord, covenants to defend, at Tenant's expense, such action or proceeding by counsel reasonably satisfactory to Landlord. Landlord shall have the right, if it sees fit, to participate in such defense at its own expense; provided, however, that this indemnification shall not extend to claims, demands, actions, losses or liabilities that are attributable to the negligent or willful misconduct or intentional breach of Landlord, its agents, servants, contractors, employees or licensees.


ARTICLE 31 NOTICES Any notice to be given hereunder by either party to the other shall be given in writing, delivered personally, or mailed by certified mail, postage paid, or by a nationally known air courier, to the following addresses or to such other addresses as the parties hereto may designate from time to time in the manner provided in this paragraph:

TO LANDLORD AT:                     American Cast Iron Pipe Company
                                    1501 31st Avenue North
                                    P. 0. Box 2727
                                    Birmingham, Alabama 35207
                                    Attention: President

With a Copy To:                     Samuel W. Oliver, Jr., Esq.
                                    Burr & Forman
                                    3000 South Trust Tower
                                    420 N. 20th Street
                                    Birmingham, AL 35203


TO TENANT AT:                       L.B. Foster Company
                                    415 Holiday Drive
                                    Pittsburgh, PA 15220

                                    Attention: President

With a Copy To:                     L. B. Foster Company
                                    6455 Old Peachtree Road
                                    Norcross, GA 30071
                                    Attention: V.P. - Tubular Products


All notices shall be deemed to be given when deposited in the United States mail or delivered to such courier as aforesaid or when personally delivered.

ARTICLE 32 NO BROKER Tenant represents that it has not negotiated with or dealt with any broker in connection with the negotiating and execution of this Sublease.

ARTICLE 33 GOVERNING LAW This Sublease shall be governed by, construed, and enforced in accordance with the laws of the State of Alabama.

ARTICLE 34 BINDING EFFECT The provisions of this Sublease shall be binding on and inure to the benefit of the parties, their legal representatives, successors, and permitted assigns.

ARTICLE 35 RELATIONSHIP OF PARTIES The parties have not created and do not intend to create by this Sublease a joint venture or partnership relation between them, it being understood and agreed that the provisions of this Sublease with regard to the payment by Tenant and the acceptance by Landlord of a sum equal to a percentage of gross revenues is a reservation of rent.

ARTICLE 36 CAPTIONS FOR CONVENIENCE The captions of this Sublease are for convenience only, are not a part of the Sublease, and do not in any way limit or amplify the terms and provisions thereof.

ARTICLE 37 ENTIRE AGREEMENT This Sublease contains all of the agreements and representations between the parties. None of the terms of this Sublease shall be waived or modified to any extent, except by written instrument signed and delivered by both parties.

ARTICLE 38 COUNTERPARTS This Sublease may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed and affixed their respective seals to this Sublease Agreement on the day and year first above written.